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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): September 21, 2000


                           AXYS PHARMACEUTICALS, INC.
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             (Exact name of registrant as specified in its charter)

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

             Delaware                    000-22788                    22-2969941
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 (State or other jurisdiction of    (Commission File Number)       (I.R.S. Employer
         Incorporation)                                          Identification Number)
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                                 180 Kimball Way
                          South San Francisco, CA 94080
                          -----------------------------
               (Address of principal executive offices) (Zip Code)

                                 (650) 829-1000
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              (Registrant's telephone number, including area code)







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ITEM 5. OTHER EVENTS

               In a press release dated September 21, 2000, Axys Pharmaceuticals, Inc. (the "Company") announced that it has entered into agreements to sell $26 million aggregate principal amount of its new series of 8% Senior Secured Convertible Notes maturing October 1, 2004 (the "Notes"). In connection with this offering of Notes, the Company is also issuing warrants to purchase shares of its common stock (the "Warrants"). On September 22, 2000, the Company completed this offering of Notes and Warrants, under its shelf Registration Statement on Form S-3 (Registration No. 333-35828), as amended by Post-effective Amendment No. 1 thereto filed on May 22, 2000 and Post-effective Amendment No. 2 thereto filed on July 10, 2000, and the related Prospectus Supplement, dated September 22, 2000. The press release and execution copies of the note purchase agreements, warrants, indenture and supplemental indenture relating to the offering are filed herewith as exhibits.

ITEM 7. Financial Statements, Pro Forma Financial Information and
        Exhibits.


(c)     Exhibits:  The following exhibits are filed as part of this Report.

        1.1    Note Purchase Agreement
        4.1    Indenture
        4.2    Supplemental Indenture
        4.3    Class A Common Stock Purchase Warrant
        4.4    Class B Common Stock Purchase Warrant
        20.1   Press Release, dated September 21, 2000, of Axys
               Pharmaceuticals, Inc.




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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  September 28, 2000

                                    AXYS PHARMACEUTICALS, INC.


                                    By:     /s/ William J. Newell
                                       ----------------------------------
                                            William J. Newell
                                            Senior Vice President